UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

NCR has received anonymous allegations from a purported whistleblower regarding certain aspects of the Company's business practices in China, the Middle East and Africa, including allegations which, if true, might constitute violations of the Foreign Corrupt Practices Act.  NCR has certain concerns about the motivation of the purported whistleblower and the accuracy of the allegations it received, some of which appear to be untrue.  NCR takes all allegations of this sort seriously and promptly retained experienced outside counsel and began an internal investigation that is ongoing. NCR does not comment on ongoing internal investigations.

Certain of the allegations relate to NCR's business in Syria. NCR has ceased operations in Syria, which were commercially insignificant, notified the U.S. Treasury Department, Office of Foreign Assets Control (OFAC) of potential apparent violations and is taking other measures consistent with OFAC guidelines.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Jennifer Daniels
Jennifer Daniels
Senior Vice President, General Counsel and Corporate Secretary
Date: August 14, 2012